AGREEMENT TO EXCHANGE AND CONSENT


         AGREEMENT TO EXCHANGE AND CONSENT (the "Agreement"), dated as of May 18, 1999 by and among Metromedia International Group, Inc., a Delaware corporation (the "Company"), PLD Telekom Inc., a Delaware corporation ("PLD"), and each of the Noteholders listed on Schedule I hereto (the "Noteholders").

                                   WITNESSETH

         WHEREAS, PLD and the Company are concurrently herewith entering into an Agreement and Plan of Merger (the "Merger Agreement"), dated the date hereof, which provides for, among other things, the merger of a wholly owned subsidiary of the Company with and into PLD with PLD as the surviving corporation (the "Merger").

         WHEREAS, in connection with the Merger and as a condition to the consummation thereof, the Company proposes (i) to exchange (A) $1,000 accreted amount of its 10.5% Senior Discount Notes due 2007 (the "New Notes") having terms substantially as set forth in the Summary of Principal Terms attached as Exhibit A hereto (the "Summary of Terms"), for each $1,000 principal amount of PLD's outstanding 14.5% Senior Discount Notes due 2004 (the "Senior Notes"), plus an additional accreted amount of New Notes equal to the amount of all accrued but unpaid interest on such Senior Notes to the date of exchange, and
(B) $900 accreted amount of New Notes for each $1,000 principal amount of PLD's outstanding 9% Convertible Subordinated Notes due 2006 (the "Convertible Notes" and, together with the Senior Notes, the "Old Notes"), plus an additional accreted amount of New Notes equal to the amount of all accrued but unpaid interest on such Convertible Notes to the date of exchange, and (ii) to seek the consent of each of the holders of the Old Notes to (x) certain amendments to the Indentures (as defined below) pursuant to which the Old Notes were issued and
(y) waivers of certain defaults under the Indentures (clauses (x) and (y) being collectively referred to as the "Amendments") pursuant to a Second Supplemental Indenture, Amendment, Consent and Waiver to each of the Indentures, which will have substantially the terms and provisions specified in the term sheets attached hereto as Exhibit B (the "Second Supplemental Indentures") (clauses (i) and (ii) being collectively referred to as the "Exchange Offers");

         WHEREAS, it is a condition to the consummation of the Exchange Offers and the Merger that the holders of at least 95% of each of the Senior Notes and the Convertible Notes validly tender and not withdraw their Old Notes and consent to the Amendments, in each case, pursuant to the Exchange Offers;
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         WHEREAS, as a condition and inducement to its willingness to enter into the Merger Agreement, the Company has requested that the Noteholders agree, and each of the Noteholders has agreed to enter into this Agreement; and

         WHEREAS, each of the Noteholders has agreed to direct its respective nominee to exchange its Old Notes and consent to the Amendments pursuant to the Exchange Offers.

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises, covenants and conditions hereinafter contained, the parties agree as follows:

         1. Agreement to Exchange.

                  (a) At the Closing (as defined in the Merger Agreement) and subject only to (i) the simultaneous consummation of the Merger and of the transactions contemplated by the Note and Warrant Modification Agreement, the Elite Option Modification Agreement, the Plicom Option Modification Agreement and the News Letter Agreement (each, as defined in the Merger Agreement) (collectively, the "Transactions"), each on the economic terms contemplated by the forms of such agreements attached as exhibits to the Merger Agreement and
(ii) the declaration by the Securities and Exchange Commission (the "SEC") of the effectiveness of the Exchange Offer Registration Statement (as defined below) or, alternatively, of the Shelf Registration Statement (as defined below) if the Company determined under Section 8.1 that the Registered Exchange Offer (as defined below) is not available or may not be consummated, each Noteholder hereby agrees to, and to direct its nominee to, exchange all of such Noteholder's Old Notes listed on Schedule I hereto, together with any other Old Notes the beneficial ownership (as defined below) of which is acquired by such Noteholder during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section
10.9 hereof (collectively, the "Subject Debentures"), for New Notes with the terms and provisions specified in the Summary of Terms. For purposes of this Agreement, "beneficial ownership" or "beneficially owned" shall have the meaning ascribed to those terms by Section 13 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act"). The New Notes will be issued pursuant to an indenture between the Company and a Trustee reasonably satisfactory to the Noteholders and will set forth the Summary of Terms and such other terms and conditions as are reasonably agreed to by the Company and the Noteholders.

                  (b) Delivery of the New Notes to each Noteholder under this Agreement shall be made on the Closing Date (as defined in the Merger Agreement).

         2. Consent. At the Closing and subject only to the simultaneous consummation of the Merger and of the Transactions, each substantially as
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                                                                               3

contemplated by the forms of agreements for such Transactions attached as exhibits to the Merger Agreement, each Noteholder hereby agrees to consent, and agrees to cause its nominee as record holder of all Subject Debenture beneficially owned by it to consent, to the Amendments and to direct each of the Trustee for the Senior Notes and the Trustee for the Convertible Notes, as the case may be, to execute and deliver on behalf of the holders of Old Notes each of the Second Supplemental Indentures pursuant (i) to Section 9.2 of the Indenture for the Senior Notes, dated as of May 31, 1996, among PLD as issuer, the Subsidiary Guarantors named therein and The Bank of New York as trustee, as amended (the "Senior Notes Indenture"), and (ii) Section 9.2 of the Indenture for the Convertible Notes, dated as of May 31, 1996, among PLD as issuer, the Subsidiary Guarantors named therein and The Bank of New York as trustee, as amended (the "Convertible Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures"), which agreement to consent shall be effective with respect to all Subject Debentures during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 10.9 hereof, after which such consent shall expire and no longer be effective. In addition, each of the Noteholders hereby consents to the execution by PLD of the Bridge Loan Agreement dated as of the date hereof (the "Bridge Loan Agreement") between the Company and PLD providing for certain loans to be made to PLD and to the grant of the security interest to the Company by PLD contemplated by the Security Agreement dated the date hereof made by PLD in favor of the Company to secure the advances made under the Bridge Loan Agreement.

        3. Waiver. Pursuant to the Indentures, each Noteholder hereby waives and agrees to cause its nominee as record holder of all Subject Debentures beneficially owned by it to waive its right to (i) receive the payment of interest in cash on the Subject Debentures (including Additional Amounts, if any, and Special Interest, if any (each as defined in the Indentures)) or demand the payment of such interest from amounts deposited in the Company Senior Note Escrow Account (as defined in the Senior Notes Indenture) or the Company Convertible Note Escrow Account (as defined in the Convertible Notes Indenture) and (ii) declare or instruct the respective Trustee for each of the Senior Notes and the Convertible Notes, as the case may be, to declare the occurrence of an Event of Default (as defined under each of the Indentures), to demand or take any other action to cause the acceleration of the entire principal amount represented by the Subject Debentures or take any other action as a result of such non-payment, in each of (i) and (ii) above, from the date hereof until the earlier of (x) the termination of this Agreement or (y) the consummation of the Exchange Offers. The parties hereby agree that this waiver constitutes a waiver of the time of payment of the interest under the Subject Debentures only and does not constitute a foreclosure on the right of each Noteholder to receive the payment when due of interest and principal and other amounts owed to it under the Subject Debentures at maturity or otherwise.
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                                                                               4

         4. Representations and Warranties of the Noteholder. Each Noteholder hereby represents and warrants to the Company that:

                  4.1 Authority. The Noteholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Noteholder and the consummation by such Noteholder of the transactions contemplated hereby have been duly and validly authorized by its board of directors or other governing body, and no other proceedings on its part are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by the Noteholder and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against such Noteholder in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.

                  4.2 No Conflict.

                           (a) The execution and delivery of this Agreement by
the Noteholder do not, and the performance of this Agreement by such Noteholder shall not, (i) conflict with or violate its organizational documents, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which it is a party or by which it is (or the Subject Debentures held of record or beneficially owned by it are) bound or affected or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Subject Debentures held of record or beneficially owned by such Noteholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which it (or the Subject Debentures held of record or beneficially owned by it) is bound or affected, except, in the case of clauses (ii) and (iii) of this
Section 4.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by the Noteholder of its obligations under this Agreement.

                           (b) The execution and delivery of this Agreement by
the Noteholder do not, and the performance of this Agreement by such Noteholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by the Noteholder of its obligations under this Agreement.
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                                                                               5

                  4.3 Title to the Old Notes. As of the date hereof, the Noteholder is the record or beneficial owner of the Old Notes listed on Schedule I hereto. The Old Notes listed on Schedule I hereto are all the securities of the Company either held of record or beneficially owned by the Noteholder. The Noteholder has not appointed or granted any proxy, which appointment or grant is still effective, with respect to the Old Notes held of record or beneficially owned by such Noteholder. The Old Notes listed on Schedule I hereto are owned and all other Subject Debentures will be owned by the Noteholder free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreement, limitations on the Noteholders voting rights, charges and other encumbrances of any nature whatsoever (collectively, "Liens"), other than Liens arising as a result of this Agreement.

                  4.4 Investment Purpose; QIB Status. The Noteholder is agreeing to exchange its Subject Debentures and shall receive New Notes under this Agreement and pursuant to the Exchange Offers for its own account solely for the purpose of investment and not with a view to, or for offer or sale in connection with, any distribution of the New Notes in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"). The Noteholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the New Notes and is able to bear the economic risk of such investment. The Noteholder acknowledges that none of the New Notes has been registered under the Securities Act and that such securities may be sold or disposed of in the absence of such registration only pursuant to an exemption from such registration. The Noteholder is a qualified institutional buyer as defined in Rule 144A under the Securities Act.

         5. Representations and Warranties of PLD and the Company. Each of PLD and the Company hereby represents and warrants to each of the Noteholders that:

                  5.1 Authority. Each of PLD and the Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.
The execution and delivery of this Agreement by each of PLD and the Company and the consummation by each of PLD and the Company of the transactions contemplated hereby have been duly and validly authorized by the board of directors or other governing body of each of PLD and the Company and no other proceedings on its part are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly and validly executed and delivered by each of PLD and the Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes its legal, valid and binding obligation, enforceable against each of PLD and the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights generally or by general principles governing the availability of equitable remedies.
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                                                                               6

                  5.2 No Conflict.

                           (a) The execution and delivery of this Agreement by
each of PLD and the Company do not, and the performance of this Agreement by each of PLD and the Company shall not, (i) conflict with or violate its organizational documents, (ii) conflict with or violate any agreement, arrangement, law, rule, regulation, order, judgment or decree to which it is a party or by which it is bound or affected, except, in the case of clause (ii) of this Section 5.2, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by each of PLD and the Company of its obligations under this Agreement.

                           (b) The execution and delivery of this Agreement by
each of PLD and the Company do not, and the performance of this Agreement by each of PLD and the Company shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity except for applicable requirements, if any, of the Exchange Act and except where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the performance by each of PLD and the Company of its obligations under this Agreement.

                           (c) The execution and delivery of this Agreement by
PLD does not, and the performance of this Agreement by PLD shall not result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which it is a party or by which its assets or properties are bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by PLD of its obligations under this Agreement.

         6. Transfer of Title. Each Noteholder hereby covenants and agrees that it will not, prior to the termination of this Agreement, either directly or indirectly, offer or otherwise agree to sell, assign, pledge, hypothecate, transfer, exchange, or dispose of any Subject Debentures, owned either directly or indirectly by it or with respect to which each such Noteholder has the power of disposition, whether now or hereafter acquired, without the prior written consent of the Company, unless the person or entity to whom Subject Debentures have been sold, assigned, pledged, hypothecated, transferred, exchanged or disposed agrees to be bound by this Agreement as if a party hereto. Each Noteholder hereby agrees and consents to the entry of stop transfer instructions by the Company or the Trustee, as the case may be, against the transfer of any Subject Debentures inconsistent with the terms of this Section 6.
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                                                                               7

         7. Legend. (a) Each Noteholder agrees to the placement on certificates representing the New Notes to be received by such Noteholder under this Agreement, of a legend substantially as set forth below, unless the Company determines otherwise in accordance with an opinion of counsel:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR NON-U.S. JURISDICTION AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF SUCH OTHER STATE OR NON-U.S. JURISDICTIONS. THE HOLDER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE AGREES THAT IT WILL COMPLY WITH THE FOREGOING RESTRICTIONS."

                  (b) In addition to any other legend on certificates representing the Old Notes, each Noteholder agrees to the placement on certificates representing the Old Notes of a legend substantially as set forth below:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF AN AGREEMENT TO EXCHANGE AND CONSENT, DATED AS OF MAY 18, 1999, AMONG METROMEDIA INTERNATIONAL GROUP, INC. (THE "COMPANY") AND CERTAIN NOTEHOLDERS LISTED ON SCHEDULE I THERETO COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE SECRETARY OF THE COMPANY."

         8. Registered Exchange Offer.

                  8.1 Registration Statement. The Company agrees that on or
prior to the Closing Date (as defined in the Merger Agreement) the Company's Registration Statement on Form S-4 (or another appropriate form under the Securities Act) (the "Exchange Offer Registration Statement") with respect to the proposed offer to the Noteholders (the "Registered Exchange Offer") to issue and deliver to such Noteholders, in exchange for New Notes received in the Exchange Offers, a like aggregate principal amount of debt securities of the Company (such debt securities referred to as the "Exchange Notes") that are identical in all respects to the New Notes, except for transfer restrictions relating to the Securities Act, will be declared
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                                                                               8

effective by the SEC; provided, however, in the event that the Company determines that the Registered Exchange Offer is not available or may not be consummated because it would violate applicable law or applicable interpretations of the Staff of the SEC, the Company will use its best efforts to cause to be filed as soon as practicable after such determination a shelf registration statement (the "Shelf Registration Statement") providing for the sale by the Noteholders of all of the New Notes and to have such Shelf Registration Statement declared effective by the SEC; provided further, however, that no Noteholder shall be entitled to have the New Notes held by it covered by such Shelf Registration Statement unless such Noteholder furnishes to the Company in writing the information specified in Items 507 and 508 of Registration S-K. In the event the Company makes the determination specified in the preceding sentence, the Company agrees that it shall enter into a registration rights agreement with the Noteholders, which agreement shall be reasonably satisfactory in form and substance to such Noteholders and shall contain representations, covenants and indemnities that shall be no less favorable to the Noteholders than those currently contained in the Company's Registration Rights Agreement, dated as of May 18, 1999, with News America Incorporated and News PLD LLC. The Company further agrees that if the Exchange Offer Registration Statement is declared effective, it will keep the Exchange Offer Registration Statement effective for not less than 30 days (or longer if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Noteholders, it being the objective of the Registered Exchange Offer that each Noteholder electing to exchange New Notes for Exchange Notes (assuming, among other things, that such Noteholder (i) is not an affiliate of the Company, (ii) acquires the Exchange Notes during the ordinary course of such Noteholder's business and (iii) has no arrangements or understandings with any person to participate in and does not participate in, and does not intend to participate in, the distribution of the Exchange Notes) be permitted to trade such Exchange Notes from and after their receipt without any limitation or restrictions under the Securities Act. The Exchange Notes will be issued pursuant to an indenture between the Company and a trustee that is reasonably satisfactory to the holders of Notes, which indenture will be identical to (or will be the same indenture as) the indenture for the New Notes, except for the transfer restrictions under the Securities Act relating to the New Notes.

                  8.2 Registered Exchange Offer. In connection with the Registered Exchange Offer, the Company will:

                           (a) mail to each Noteholder a copy of the prospectus
forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                           (b) keep the Registered Exchange Offer open for not
less than 30 days (or longer, if required by applicable law) after the date on which notice of the Registered Exchange Offer is mailed to the Noteholders;
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                                                                               9

                           (c) utilize the services of a depositary for the
Registered Exchange Offer with an address in the Borough of Manhattan, The City of New York;

                           (d) permit Noteholders to withdraw tendered New Notes
at any time prior to the close of business, New York City time, on the last business day on which the Registered Exchange Offer shall remain open; and

                           (e) otherwise comply in all respects with all laws
that are applicable to the Registered Exchange Offer.

                  As soon as practicable after the close of the Registered Exchange Offer, the Company shall:

                           (a) accept for exchange all New Notes tendered and
not validly withdrawn pursuant to the Registered Exchange Offer;

                           (b) deliver to or deposit with the Trustee for the
New Notes for cancellation all New Notes so accepted for exchange; and

                           (c) cause the Trustee for the New Notes, promptly to
authenticate and deliver to each Noteholder, Exchange Notes with an equal principal amount to the New Notes of such Noteholder so accepted for exchange.

                  8.3 Effectiveness. If the Company is required to file a Shelf Registration Statement in accordance with Section 8.1, the Company shall use its reasonable best efforts to keep the Shelf Registration Statement effective and to amend and supplement the prospectus contained therein in order to permit such prospectus to be used by all persons subject to the prospectus delivery requirements of the Securities Act for the period of time specified in Rule 144(k) or such shorter period of time as all New Notes covered thereby shall have been sold thereunder.

                  8.4 Indenture. The indenture for the New Notes or the indenture for the Exchange Notes, as the case may be, shall provide that the New Notes and the Exchange Notes shall vote and consent together on all matters as one class and that none of the New Notes or the Exchange Notes will have the right to vote or consent as a separate class on any matter.

                  8.5 Additional Representations. Each Noteholder participating in the Registered Exchange Offer shall be required to represent to the Company that at the time of the consummation of the Registered Exchange Offer (i) any Exchange Notes received by such Noteholder will be acquired in the ordinary course of such Noteholder's business, (ii) such Noteholder will have no arrangements or understanding with any person to participate in and is not participating in, and does not intend to participate in, the distribution of the New Notes or the Exchange Notes
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                                                                              10

within the meaning of the Securities Act and (iii) such Noteholder is not an affiliate (as defined in Rule 405 under the Securities Act) of the Company.

                  8.6 Certain Information. The Company may require each Noteholder to furnish to the Company such information regarding the distribution of such securities and other matters as may be required to be included in the Exchange Offer Registration Statement or Shelf Registration Statement and each such Noteholder shall be obligated to provide any such information for inclusion in the Exchange Offer Registration Statement or Shelf Registration Statement as the Company shall reasonably request.

                  8.7 Notification. The Company shall, as expeditiously as possible, notify each Noteholder of the happening of any event as a result of which the prospectus included in the Exchange Offer Registration Statement or Shelf Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and prepare and file with the SEC a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Exchange Notes or New Notes, as applicable, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each Noteholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in this Section 8.7, it shall forthwith discontinue disposition of Exchange Notes or New Notes, as applicable, pursuant to the Exchange Offer Registration Statement or Shelf Registration Statement, as applicable, covering such notes until its receipt of the copies of the supplemented or amended prospectus and, if so directed by the Company, each such Noteholder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in its possession, of the prospectus covering such notes current at the time of receipt of such notice. If the Company shall give any such notice, the Company shall extend the period during which such Exchange Offer Registration Statement or Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 8.7 to and including the date when each Noteholder shall have received the copies of the supplemented or amended prospectus.

         9. Indemnification; Contribution.

                  9.1 Indemnification by the Company. The Company agrees to indemnify to the fullest extent permitted by law, each Noteholder, its officers, directors and agents and each person, if any, who controls each such Noteholder (within the meaning of the Securities Act), against any and all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of
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a material fact contained in the Exchange Offer Registration Statement or Shelf
Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, except to the extent, and only to the extent, the same are caused by or contained in any information with respect to a Noteholder furnished in writing to the Company by such Noteholder expressly for use therein or by a Noteholder's failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such Noteholder with a sufficient number of copies of the same or by the delivery of prospectuses by a Noteholder after the Company notified such Noteholder in writing to discontinue delivery of prospectuses.

                  9.2 Indemnification by the Noteholder. Each Noteholder shall furnish to the Company in writing such information and affidavits with respect to each such Noteholder as the Company reasonably requests for use in connection with the Exchange Offer Registration Statement, Shelf Registration Statement or prospectus included therein and agrees to indemnify, severally and not jointly, to the fullest extent permitted by law, the Company, its officers, directors and agents and each person, if any, who controls the Company (within the meaning of the Securities Act) against any and all losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Exchange Offer Registration Statement, Shelf Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue or alleged untrue statement or omission is caused by or contained in or improperly omitted from, as the case may be, any information or affidavit with respect to such Noteholder so furnished in writing by it or by the delivery of prospectuses by a Noteholder after the Company notified such Noteholder in writing to discontinue delivery of prospectuses.

                  9.3 Contribution. If the indemnification provided for in
Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, to the extent such indemnification is unavailable, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions that resulted in such losses, claims, damages, liabilities or expenses. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged
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untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.3 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person.

         If indemnification is available under this Section 9.3, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Sections 9.1 and 9.2 hereof without regard to the relative fault of said indemnifying parties or indemnified party.

         10. Miscellaneous.

                  10.1 Permission to Disclose. Each Noteholder hereby agrees and consents to the disclosure by the Company of this Agreement in connection with the Exchange Offers or as otherwise required by law (except that such Noteholders name will not be disclosed in any press release, filing or other notice or report unless required by law or the SEC).

                  10.2 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  10.3 Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Noteholders with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the Company and the Noteholders with respect to the subject matter hereof.

                  10.4 Amendment. This Agreement may not be amended and no other actions may be taken under this Agreement except by an instrument in writing signed by the Company and each of the holders of the Subject Debentures covered by this Agreement.

                  10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule or law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereby shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated.

                  10.6 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made and shall be effective upon receipt, if delivered personally, upon receipt of a transmission confirmation if sent by facsimile (with a confirming copy sent by overnight courier) and on the next business day if sent by Federal Express, United Parcel Service, Express Mail or other reputable overnight courier to the parties at the following addresses (or at such other address for a party as shall be specified by notice):

               If to the Noteholders, to the addresses specified on Schedule I.

               With a copy to:

                      Douglas Bartner, Esq.
                      Shearman & Sterling
                      599 Lexington Avenue
                      New York, NY 10022
                      Telephone:  (212) 848-8000
                      Fax:  (212) 848-7179

               If to the Company, to:

                      Arnold L. Wadler, Esq.
                      Metromedia International Group, Inc.
                      One Meadowlands Plaza
                      East Rutherford, N.J. 07076
                      Facsimile: (201) 531-2803
               with a copy to:

                      Douglas A. Cifu, Esq.
                      Paul, Weiss, Rifkind, Wharton & Garrison
                      1285 Avenue of the Americas
                      New York, NY 10019
                      Telephone:  (212) 373-3000
                      Fax:  (212) 757-3990

               If to PLD, to:

                      PLD Telekom Inc.
                      505 Park Avenue, 21st floor
                      New York, NY  10022
                      Facsimile:  (212) 527-3995
                      Attention:  General Counsel

                  10.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

                  10.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                  10.9 Termination. This Agreement shall terminate on the first to occur of (x) written agreement to terminate of the Company and a majority in principal amount of the Noteholders (determined as a single class), (y) termination of the Merger Agreement in accordance with its terms or (z) October 31, 1999, unless in any such case it is extended by the Company and each of the Noteholders. Upon termination, this Agreement shall be of no further force and effect among the parties except for the provisions of Section 10.10 which shall survive the termination of this Agreement.

                  10.10 Fees and Expenses. Except as otherwise provided in this Agreement, each party shall bear its own expenses, including the fees and expenses of accountants, financial or other advisors or representatives engaged by it, incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, that the Company shall pay the reasonable fees and disbursements of one firm of attorneys for all of the Noteholders.

                  10.11 Survival of Representations, Warranties, Consents and Covenants. The consent, representations and warranties contained in or made pursuant to this Agreement shall survive the Closing without limitation and the covenants and agreements contained in or made pursuant to this Agreement which by their terms are to survive after the Closing shall survive for the period specified herein, provided, that if a claim or notice is given with respect to any representation, warranty, covenant or agreement prior to any such expiration date, the claim with respect to such representation, warranty, covenant or agreement shall continue indefinitely until such claim is finally resolved.

                  10.12 Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors or assigns.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by its respective officers thereunto duly authorized all as of the date first above written.


                                    METROMEDIA INTERNATIONAL GROUP, INC.


                                    By: /s/ Silvia Kessel
                                        -----------------
                                        Name:  Silvia Kessel
                                        Title: Chief Financial Officer,
                                               Executive Vice President,
                                               Treasurer and Director


                                    PLD TELEKOM INC.


                                    By: /s/ James R.S. Hatt
                                        -------------------
                                        Name:  James R.S. Hatt
                                        Title: Chairman, President and Chief
                                               Executive Officer


                                    MERRILL LYNCH GLOBAL ALLOCATION
                                    FUND, INC.


                                    By: /s/ Lisa Ann O'Donnell
                                        ----------------------
                                        Name:  Lisa Ann O'Donnell
                                        Title: VP MLAM, Authorized Signatory


                                    MERRILL LYNCH EQUITY/CONVERTIBLE
                                    SERIES-GLOBAL ALLOCATION PORTFOLIO

                                    By: MERRILL LYNCH ASSET MANAGEMENT,
                                        L.P., AS INVESTMENT ADVISER


                                    By: /s/ Lisa Ann O'Donnell
                                        ----------------------
                                        Name:  Lisa Ann O'Donnell
                                        Title: VP MLAM, Authorized Signatory

                                    OPPENHEIMER FUNDS, INC. AS INVESTMENT
                                    SUB-ADVISER FOR ATLAS STRATEGIC INCOME
                                    FUND


                                    By: /s/ David P. Negri
                                        ------------------
                                        Name:  David P. Negri
                                        Title: Senior Vice President


                                    OPPENHEIMER CHAMPION INCOME FUND


                                    By: /s/ David P. Negri
                                        ------------------
                                        Name:  David P. Negri
                                        Title: Vice President


                                    OPPENHEIMER HIGH INCOME FUND


                                    By: /s/ David P. Negri
                                        ------------------
                                        Name:  David P. Negri
                                        Title: Vice President


                                    OPPENHEIMER STRATEGIC INCOME FUND


                                    By: /s/ David P. Negri
                                        ------------------
                                        Name:  David P. Negri
                                        Title: Vice President


                                    OPPENHEIMER VARIABLE ACCOUNT FUNDS
                                    FOR THE ACCOUNT OF OPPENHEIMER
                                    STRATEGIC BOND FUND


                                    By: /s/ David P. Negri
                                        ------------------
                                        Name:  David P. Negri
                                        Title: Vice President

                                    OPPENHEIMER HIGH YIELD FUND


                                    By: /s/ David P. Negri
                                        ------------------
                                        Name:  David P. Negri
                                        Title: Vice President


                                    NORTHSTAR HIGH TOTAL RETURN FUND


                                    By: /s/ Jeffrey Aurigemma
                                        ---------------------
                                        Name:  Jeffrey Aurigemma
                                        Title: Vice President


                                    NORTHSTAR HIGH TOTAL RETURN FUND II


                                    By: /s/ Jeffrey Aurigemma
                                        ---------------------
                                        Name:  Jeffrey Aurigemma
                                        Title: Vice President


                                    HIGH YIELD PORTFOLIO


                                    By: /s/
                                        Name:
                                        Title:


                                    TOTAL RETURN PORTFOLIO


                                    By: /s/
                                        Name:
                                        Title:

                                    IDS LIFE SPECIAL INCOME FUND


                                    By: /s/
                                        Name:
                                        Title:


                                    IDS LIFE INCOME ADVANTAGE FUND


                                    By: /s/
                                        Name:
                                        Title:


                                   GENERAL RETIREMENT SYSTEM OF THE
                                   CITY OF DETROIT


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   BEA INCOME FUND, INC. HIGH YIELD


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   BEA STRATEGIC GLOBAL INCOME FUND,
                                   HIGHYIELD


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director

                                   OMAHA PUBLIC SCHOOL EMPLOYEE
                                   RETIREMENT SYSTEM


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   WARBURG PINCUS HIGH YIELD FUND


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   RJR NABISCO DOMESTIC HIGH YIELD


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   SEI INSTITUTIONAL MANAGED TRUST


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   VAIL


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director

                                   THE COMMON FUND


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   NORTHWESTERN UNIVERSITY


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   PERKIN ELMER CORP EMPLOYEE
                                   PENSION & SAVINGS PLAN


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   TEXACO INC.


                                   By: /s/ Richard J. Lindquist
                                       ------------------------
                                       Name:  Richard J. Lindquist
                                       Title: Managing Director


                                   PHOENIX EMERGING MARKET FUND


                                   By: /s/ Daniel Senecal
                                       ------------------
                                       Name:  Daniel Senecal
                                       Title: Director

                                   PHOENIX MULTI-SECTOR FIXED INCOME FUND


                                   By: /s/ Daniel Senecal
                                       ------------------
                                       Name:  Daniel Senecal
                                       Title: Director


                                   PHOENIX EDGE MULTI-SECTOR FIXED INCOME
                                   FUND


                                   By: /s/ Daniel Senecal
                                       ------------------
                                       Name:  Daniel Senecal
                                       Title: Director

                                   SCHEDULE I


1.      Merrill Lynch Global Allocation Fund, Inc.
        800 Scudders Mill Road
        Plainsboro, NJ  08536
        Beneficial ownership of Senior Notes:
        Principal amount: $74,500,000
        Beneficial ownership of Convertible Notes:
        Principal amount: $18,700,000

2. Merrill Lynch Equity/Convertible Series: Global Allocation Portfolio 800 Scudders Mill Road
        Plainsboro, NJ  08536
        Beneficial ownership of Senior Notes:
        Principal amount: $1,900,000
        Beneficial ownership of Convertible Notes:
        Principal amount: $500,000

3.      Oppenheimer Champion Income Fund
        World Trade Center - 31st Floor
        New York, NY  10048
        Beneficial ownership of Senior Notes:
        Principal amount:  $3,500,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $200,000

4.      Oppenheimer Strategic Income Fund
        World Trade Center - 31st Floor
        New York, NY  10048
        Beneficial ownership of Senior Notes:
        Principal amount:  $16,650,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $1,500,000

5.      Oppenheimer High Yield Fund
        World Trade Center - 31st Floor
        New York, NY  10048
        Beneficial ownership of Senior Notes:
        Principal amount:  $--
        Beneficial ownership of Convertible Notes:
        Principal amount:  $630,000

6.      Oppenheimer High Income Fund
        World Trade Center - 31st Floor
        New York, NY  10048
        Beneficial ownership of Senior Notes:
        Principal amount:  $--
        Beneficial ownership of Convertible Notes:
        Principal amount:  $170,000

7.      Atlas Strategic Income Fund
        World Trade Center - 31st Floor
        New York, NY  10048
        Beneficial ownership of Senior Notes:
        Principal amount:  $50,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

8.      Oppenheimer Strategic Bond Fund
        World Trade Center - 31st Floor
        New York, NY  10048
        Beneficial ownership of Senior Notes:
        Principal amount:  $300,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

9.      Northstar High Total Return Fund
        300 First Stamford Place
        Stamford, CT  06902
        Beneficial ownership of Senior Notes:
        Principal amount:  $7,000,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

10.     Northstar High Total Return Fund II
        300 First Stamford Place
        Stamford, CT 06902
        Beneficial ownership of Senior Notes:
        Principal amount:  $--
        Beneficial ownership of Convertible Notes:
        Principal amount:  $2,000,000

11.     High Yield Portfolio
        IDS Tower 10, T30-216
        Minneapolis, MN 55440
        Beneficial ownership of Senior Notes:
        Principal amount:  $4,000,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

12.     Total Return Portfolio
        IDS Tower 10, T30-216
        Minneapolis, MN 55440
        Beneficial ownership of Senior Notes:
        Principal amount:  $3,000,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

13.     IDS Life Special Income Fund
        IDS Tower 10, T30-216
        Minneapolis, MN 55440
        Beneficial ownership of Senior Notes:
        Principal amount: $5,000,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

14.     IDS Life Income Advantage Fund
        IDS Tower 10, T30-216
        Minneapolis, MN 55440
        Beneficial ownership of Senior Notes:
        Principal amount: $100,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

15.     General Ret System of the City of Detroit
        151 E. 53rd Street - 57th Street
        New York, NY 10022
        Beneficial ownership of Senior Notes:
        Principal amount: $490,000
        Beneficial ownership of Convertible Notes:
        Principal amount: $70,000

16.     BEA Income Fund, Inc.
        High Yield
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $1,610,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $230,000

17.     BEA Strategic Global Income Fund High Yield
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $560,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $80,000

18.     Omaha Public School Employee Ret. System
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $210,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $30,000

19.     Warburg Pincus High Yield Fund
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $1,010,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $230,000

20.     RJR Nabisco Domestic High Yield
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $350,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $50,000

21.     SEI Institutional Managed Trust
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $830,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $90,000

22.     VAIL
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $1,140,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $220,000

23.     The Common Fund
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $30,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

24.     Northwestern University
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $150,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

25.     Perkin Elmer Corp. Emp. Pen & Savings Plan
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $150,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

26.     Texaco Inc.
        151 E. 53rd Street - 57th Street
        New York, NY  10022
        Beneficial ownership of Senior Notes:
        Principal amount:  $200,000
        Beneficial ownership of Convertible Notes:
        Principal amount:  $--

27.     Phoenix Emerging Market Fund
        56 Prospect Street - 2nd Floor
        Hartford, CT 06115
        Beneficial ownership of Senior Notes:
        Principal amount: $--
        Beneficial ownership of Convertible Notes:
        Principal amount:  $600,000

28.     Phoenix Multi-Sector Fixed Income Fund
        56 Prospect Street - 2nd Floor
        Hartford, CT  06115
        Beneficial ownership of Senior Notes:
        Principal amount:  $--
        Beneficial ownership of Convertible Notes:
        Principal amount:  $600,000

29.     Phoenix Edge Multi-Sector Fixed Income Fund
        56 Prospect Street - 2nd Floor
        Hartford, CT  06115
        Beneficial ownership of Senior Notes:
        Principal amount:  $--
        Beneficial ownership of Convertible Notes:
        Principal amount:  $600,000

                                    EXHIBIT A


Term Sheet for New Notes will be attached as Exhibit A.

                                    EXHIBIT B


        The following is a summary of the material provisions of the proposed amendments and waivers to the Senior Notes Indenture and the Convertible Notes Indenture. Additional technical or conforming changes will be made to the Indentures.

I.      PROPOSED AMENDMENTS TO THE SENIOR NOTES INDENTURE.

        1. Elimination in their entirety of the following Sections from the Senior Notes Indenture:

               o      Section 4.4: Corporate existence covenant.

               o      Section 4.5: Maintenance of property covenant.

               o      Section 4.9: Limitation on indebtedness covenant.

               o Section 4.10: Limitation on issuances of guarantees by restricted subsidiaries covenant.

               o      Section 4.11: Limitation on liens covenant.

               o Section 4.12: Limitation on sale and leaseback transactions covenant.

               o      Section 4.13: Restricted payments covenant.

               o Section 4.14: Limitations on dividends and other payment restrictions affecting restricted subsidiaries covenant.

               o Section 4.15: Limitation on issuance and sale of preferred stock of restricted subsidiaries covenant.

               o      Section 4.16: Transactions with affiliates covenant.

               o Section 4.17: Restricted and unrestricted subsidiaries covenant.

               o      Section 4.18: Limitations on line of business covenant.

               o Section 4.19: Limitation on sales of telecommunications assets agreements or qualified investments covenant.

               o      Section 4.20: Reports covenant.

               o Section 4.21: Compliance certificate; notice of default or event of default covenant.

               o      Sections 4.24 and 4.26: Certain subsidiaries covenants.

               o Article V: Consolidation, merger, conveyance, lease or transfer covenant.

        2. Amendments to Article XI of the Senior Notes Indenture to authorize the release of all of the collateral including all cash held in escrow from the security interest, liens, pledge and escrow agreements of the Senior Notes Indenture.

        3. Waiver of all past defaults arising from the failure to pay interest on the notes or otherwise.

II.     PROPOSED AMENDMENTS TO THE CONVERTIBLE NOTES INDENTURE

        1. Elimination in their entirety of the following Sections from the Convertible Notes Indenture:

               o      Section 4.4: Corporate existence covenant.

               o      Section 4.5: Maintenance of property covenant.

               o Section 4.9: Limitation on issuances of guarantees by restricted subsidiaries covenant.

               o Section 4.10: Restricted and unrestricted subsidiaries covenant

               o      Section 4.11: Reports covenant.

               o Section 4.12: Compliance certificate; notice of default or event of default covenant.

               o      Sections 4.16 and 4.18: Certain subsidiaries covenants.

               o Article V: Consolidation, merger, conveyance, lease or transfer covenant.

        2. Amendments to Article XI of the Convertible Notes Indenture to authorize the release of all of the collateral including all cash held in escrow from the security interest, liens, pledge and escrow agreements of the Convertible Notes Indenture.

        3. Waiver of all past defaults arising from the failure to pay interest on the notes or otherwise.

                           SUMMARY OF PRINCIPAL TERMS


ISSUER                        Metromedia International Group, Inc. (the
                              "Company")

EXCHANGE OFFER                The Company will offer to exchange (i) $1,000
                              accreted value ($1,291.55 face value) of 10.5%
                              Senior Discount Notes, due 2007 (the "Notes") for each $1,000 principal amount of the existing 14.5%
                              Senior Discount Notes due 2004 (the "PLD Senior
                              Notes") of PLD Telekom Inc. ("PLD"); and $900
                              Accreted Value of the Notes for each $1,000
                              principal amount of the existing PLD's 9%
                              Convertible Subordinated Notes due 2006 (the "PLD
                              Convertible Notes"; and together with the PLD
                              Senior Notes, the "PLD Notes"). The exchange offers described in the preceding sentence will be consummated simultaneously with the consummation of the merger of a wholly owned subsidiary of the Company with and into PLD pursuant to a Merger
                              Agreement dated as of the date hereof among the Company, PLD and Moscow Communications, Inc.
                              Accrued interest on the PLD Notes through the date of consummation of the exchange offers will be paid through the issuance of additional Notes with an accreted value equal to 100% of the outstanding amount of such accrued, but unpaid, interest.

MATURITY                      8 years.

YIELD & INTEREST              The Notes will be issued at a discount and will
                              accrete, but will not pay interest in cash, at a rate of 10 1/2% per annum, compounded semi-annually, to a principal amount of $1,291.55 per Note at the end of 2 1/2 years. Cash interest will not accrue on the Notes for 5 semi-annual periods (2 1/2 years). Thereafter, cash interest on the Notes will be payable semi-annually at 10
                              1/2% per annum.

OPTIONAL REDEMPTION           The Notes will not be redeemable prior to 2 1/2
                              years following the Issue Date. The Notes will be redeemable at any time thereafter, at the option of the Company, in whole or in part, at a redemption price equal to the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the date of redemption.

RANKING The Notes will be senior unsecured obligations of the

                              Company. The Notes will rank pari passu in right of payment with all senior indebtedness of the Company and will rank senior in right of all payments to all subordinated indebtedness of the Company. The Notes will not be guaranteed by any of the Company's Subsidiaries.

CHANGE OF CONTROL             Upon the occurrence of a Change of Control, the
                              Company will be required to make an offer to repurchase the Notes at an offer price in cash equal to 101% of the accreted value of the Notes, plus accrued and unpaid interest, if any, to the date of purchase.

                              CHANGE OF CONTROL means the occurrence of any of the following: (i) the sale, lease, exchange or other transfer by the Company of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any person other than a Wholly Owned Restricted Subsidiary of the Company; (ii) a merger or consolidation in which the shareholders of the Company immediately prior to the merger or consolidation do not hold a majority of the voting power of the Company immediately after the merger or consolidation, (iii) any person other than a Permitted Holder becomes the beneficial owner of >50% of the total voting power of all classes of the voting stock of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not continuing directors; or (v) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions set forth in "Limitations on Merger, Consolidation or Sale of Assets"; PROVIDED, however, that the sale or disposition of (x) all or substantially all of the assets or voting stock of Snapper, Inc. ("Snapper") or (y) all or any portion of the PLD Assets (as defined below) will not be deemed to be a Change of Control. The sale of any of the PLD Assets shall be governed by the provisions set forth in "Limitation on Asset Sales".

                              PERMITTED HOLDER means Metromedia Company, its Related Parties, and any Person controlling, controlled by, or under common control of, Metromedia Company.

                              PLD ASSETS will mean all of the assets (including shares of capital stock of any Subsidiary) owned by PLD Telekom Inc. ("PLD") or any direct or indirect Subsidiary of PLD on the Issue Date, accounts receivable generated by such assets, and the Additional PLD Assets.

                              SUBSIDIARY means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or similar governing body thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof).

LIMITATIONS ON INDEBTEDNESS   The Company will not, and will not permit any of
                              its Restricted Subsidiaries to, directly or indirectly, create, incur or assume any additional
                              Indebtedness or to issue Disqualified Capital
                              Stock and the Company will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock, unless the Consolidated Leverage
                              Ratio at the end of the Company's most recently completed quarter is less than or equal to 5.5 to
                              1.0 prior to June 30, 2002, or less than 5.0 to
                              1.0 on or after June 30, 2002, determined on a pro forma basis (including the application of the proceeds therefrom), as if the additional
                              Indebtedness or Preferred Stock had been incurred or issued at the beginning of the Reference
                              Period.

                              Except with respect to the PLD Companies, the foregoing limitations will not prohibit:

                              (a) Existing Indebtedness of the Company or any of its Restricted Subsidiaries;

                              (b) the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness consisting of Capital Lease Obligations, Purchase Money Obligations, or other obligations incurred for the purpose of financing all or any part of the purchase price, development, acquisition, construction or improvement of real or personal property, tangible or intangible, used or to be used in a Related Business (including capital stock of a

                              Person engaged in a Related Business) or a credit facility or debt securities entered into for the purpose of providing such financing, PROVIDED that such Indebtedness (inclusive of the interest portion thereof and reasonable costs of financing) does not exceed the lesser of Fair Market Value or the purchase price and related costs of design, development, acquisition, construction or improvement of such assets or property at the time of such incurrence;

                              (c) the incurrence by the Company of Indebtedness in an aggregate principal amount not to exceed two
                              (2) times the sum of the Net Cash Proceeds received by the Company after the date of the Indenture in connection with any Public Equity Offerings or sale of Capital Stock (other than Disqualified Capital Stock) to any Strategic Investor to the extent that such Net Cash Proceeds have not been used to make Restricted Payments pursuant to paragraphs (c)(ii) and (c)(2) of the "Limitations on Restricted Payments" covenant, provided that such Indebtedness does not mature prior to six (6) months following the Stated Maturity of the Notes;

                              (d) the incurrence by the Company or any Subsidiary of any Indebtedness entered into in the ordinary course of business (i) pursuant to interest rate agreements entered into to protect the Company or any Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Subsidiary so long as the notional principal amount of such interest rate agreements does not exceed the aggregate principal amount of such Indebtedness then outstanding or
                              (ii) under any currency hedging arrangements entered into to protect the Company or any Subsidiary against fluctuations in the value of any currency and not for speculative purposes;

                              (e) ordinary course performance bonds, letters of credit and appeal and surety bonds entered into not in connection with borrowed money;

                              (f) inter-company indebtedness owed to the Company or any Restricted Subsidiary or any guarantee by the Company or any Restricted Subsidiary of any Indebtedness permitted to be incurred hereunder;

                              (g) the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness, so long as the aggregate principal amount of such Indebtedness does not exceed $200 million at any one time outstanding; and

                              (h) Permitted Refinancing Indebtedness of any of the Indebtedness permitted by clauses (a-g) above.

                              "INDEBTEDNESS" will mean at any time (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for money borrowed,
                              (ii) any obligation of such Person evidenced by bonds, debentures, notes, guarantees or other similar instruments, including, without limitation, any such obligations incurred in connection with acquisition of property, assets or businesses, excluding trade accounts payable made in the ordinary course of business, (iii) any reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person, (iv) any obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business, which in either case are not more than 60 days overdue or which are being contested in good faith), (v) any Capital Lease Obligation of such Person, (vi) the maximum fixed redemption or repurchase price of Disqualified Capital Stock of such Person and, to the extent held by other Persons, the maximum fixed redemption or repurchase price of Disqualified Capital Stock of such Person's Restricted Subsidiaries at the time of determination, (vii) the notional amount of any interest hedging obligations or exchange rate obligations of such Person at the time of determination, (viii) any Attributable Indebtedness with respect to any Sale and Leaseback Transaction to which such Person is a party and (ix) any obligation of the type referred to in clauses (i) through (viii) of this definition of another Person and all dividends and distributions of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise. For purposes of the preceding sentence, the maximum fixed repurchase price of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant hereto; PROVIDED that if such Disqualified Capital Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; PROVIDED that for purposes of calculating the amount of the Notes outstanding at any date, such amount shall be the accreted value thereof as of such date unless cash interest has commenced to accrue pursuant to the terms of the Notes, in which case the amount of the Notes outstanding will be determined pursuant to the terms of the Notes.

                              "ATTRIBUTABLE INDEBTEDNESS" will mean, with respect to any Sale and Leaseback Transaction of any Person, as at the time of determination, the greater of (i) the capitalized amount in respect of such transaction that would appear on the balance sheet of such Person in accordance with GAAP and (ii) the present value (discounted at a rate consistent with accounting guidelines, as determined in good faith by such Person) of the payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) or until the earliest date on which the lessee may terminate such lease without penalty or upon payment of a penalty (in which case the rental payments shall include such penalty).

                              "SALE AND LEASEBACK TRANSACTION" means, with respect to any Person, any direct or indirect arrangement pursuant to which property is sold or transferred by such Person or a Restricted Subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its Restricted Subsidiaries.

LIMITATION ON PLD             Notwithstanding the foregoing, neither PLD nor any
INDEBTEDNESS                  of its direct or indirect Subsidiaries (including,
                              without limitation, PeterStar Company Limited,
                              Baltic Communications Limited, Technocom Limited,
                              ALTEL and CPY Yellow Pages Limited) (collectively, the "PLD Companies") will directly or indirectly, create, incur, assume or suffer to exist any additional Indebtedness or any guarantees of any Indebtedness.

                              The foregoing limitations will not prohibit:

                              (a) Existing Indebtedness of the PLD Companies;

                              (b) the incurrence by the PLD Companies of Indebtedness consisting of Capital Lease Obligations, Purchase Money Obligations, or other obligations incurred for the purpose of financing all or any part of the purchase price, development, acquisition, construction or improvement of real or personal property, tangible or intangible, used or to be used in a Related Business (other than any business specified in clause (v) of the definition of Related Business) or a credit facility or debt securities entered into for the purpose of providing such financing, PROVIDED that such Indebtedness (inclusive of the interest portion thereof and reasonable costs of financing) does not exceed the lesser of Fair Market Value or the purchase price and related costs of design, development, acquisition, construction or improvement of such assets or property at the time of such incurrence;

                              (c) the incurrence by the PLD Companies of any Indebtedness entered into in the ordinary course of business (i) pursuant to interest rate agreements entered into to protect the PLD Companies against fluctuations in interest rates in respect to Indebtedness of any of the PLD Companies so long as the notional principal amount of such interest rate agreements does not exceed the aggregate principal amount of such Indebtedness then outstanding or (ii) under any currency hedging arrangements entered into to protect the PLD Companies against fluctuations in the value of any currency and not for speculative purposes;

                              (d) ordinary course performance bonds, letters of credit and appeal and surety bonds entered into not in connection with borrowed money;

                              (e) Indebtedness between any of the PLD Companies or any guarantee by any PLD Company of any Indebtedness permitted to be incurred by any other PLD Company hereunder;

                              (f) the incurrence by the PLD Companies of additional Indebtedness, so long as the aggregate principal amount of such Indebtedness does not exceed $25.0 million at any one time outstanding; and

                              (g) Permitted Refinancing Indebtedness of any of the Indebtedness permitted by clauses (a-f) above.

                              RESTRICTED SUBSIDIARIES will mean (x) Metromedia International Telecommunications, Inc., Snapper and all other direct or indirect wholly-owned subsidiaries of the Company that are incorporated in any state in the United States, (y) Paging One Services, GmbH (Austria), Romsat Cable TV & Radio, SA (Romania) and Radio Balalon Juventus Kft. (Hungary), to the extent each of the foregoing constitutes Subsidiaries, and (z) each of the PLD Companies, to the extent each of them constitutes Subsidiaries.

                              DISQUALIFIED CAPITAL STOCK means, with respect to any person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event or the passage of time, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the Stated Maturity of the Notes; PROVIDED such Capital Stock shall only constitute Disqualified Capital Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the Stated Maturity of the Notes; PROVIDED, FURTHER, that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Change of Control" described herein and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Change of Control" provisions described herein.

                              CONSOLIDATED LEVERAGE RATIO will mean the ratio of
                              (a) the total consolidated Indebtedness of the Company and its consolidated Subsidiaries as of the date of calculation (the "Determination Date") to (b) two times the Consolidated Operating Cash Flow of the Company and its consolidated Subsidiaries for the most recent two fiscal quarters for which financial information is available (the "Reference Period") immediately preceding such Determination Date, calculated in accordance with GAAP and on a pro forma basis to
                              (i) include the results of any Person that is a consolidated Subsidiary on such Determination Date (or would become a consolidated Subsidiary in connection with the transaction that requires the determination of such Consolidated Operating Cash
                              Flow), (ii) exclude any Person that is not a consolidated Subsidiary on such Determination Date (or would cease to be a consolidated Subsidiary in connection with the transaction that requires the determination of such Consolidated Operating Cash Flow ) and (iii) include or exclude, as the case may be, the results of any operating business acquired or disposed of by the Company or a consolidated Subsidiary in such Reference Period.

                              CONSOLIDATED OPERATING CASH FLOW will mean, with respect to any period, Consolidated Net Income for such period increased (without duplication), to the extent deducted in calculating such Consolidated Net Income by,

                              (a) Consolidated Income Tax Expense for such period,

                              (b) Consolidated Interest Expense for such period, and

                              (c) depreciation, amortization, minority interest and any other non-cash items for such period (other than any non-cash item which requires the accrual of, or reserve for, cash charges for any future period) of the Company and any consolidated Subsidiary.

                              RELATED BUSINESS will mean, when used in reference to any Person, that such Person is engaged primarily in the business of, or providing services related to the business of, (i) the transmission of voice, video or data, including, but not limited to, local and long-distance wireline and wireless telephone services and internet services, (ii) multi-channel television services including wireline and wireless cable television service, (iii) broadcast radio, (iv) paging, (v) lawn and garden products and related services and (vi) in the case of each of (i) through (v) above, the construction of any facilities related thereto or any businesses reasonably related thereto, which determination shall be made in good faith by the Board of Directors.

                              PUBLIC EQUITY OFFERING will mean an underwritten sale of Capital Stock (excluding Disqualified Capital Stock) of the Company with gross proceeds to the Company of at least $25 million.

                              STRATEGIC INVESTOR will mean any Person that is (or a controlled Affiliate of any Person that is) engaged principally in a Related Business.

                              AFFILIATE of any specified Person means any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise, provided that the ability to vote 10% or more of the voting securities of such Person shall constitute control.

                              PERMITTED REFINANCING INDEBTEDNESS will mean any amendments, supplements, modifications, deferrals, renewals, extensions, substitutions, refundings, defeasance, refinancings or replacements (collectively, a "refinancing") of any Indebtedness, including successive refinancings so long as (i) the borrower under such refinancing is the Company or, if not the Company, the same as the borrower (or its successor) of the Indebtedness being refinanced, (ii) the aggregate principal amount (or accreted value) of the new Indebtedness does not exceed the sum of (a) the aggregate principal amount (or accreted value) being refinanced, (b) the accrued interest represented thereby, (c) the amount of expenses of the Company or such borrower incurred in connection with such refinancing, and (d) the lesser of (x) the stated amount of any premium or other payment required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness being refinanced and (y) the amount of premium actually paid at such time to refinance the Indebtedness and (iii) in the case of any refinancing of Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Subordinated Indebtedness.

                              EXISTING INDEBTEDNESS of a Person means
                              Indebtedness of such Person in existence on the Issue Date, until such amounts are repaid.

                              CAPITAL LEASE OBLIGATION means any obligation of a Person and its subsidiaries on a consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capital lease obligation.

                              PURCHASE MONEY OBLIGATION of any Person means any Indebtedness secured by a Lien on assets related to the business of such Person and any additions, replacements, modifications and accessions thereto, which are purchased by such Person at any time after the Notes are issued; PROVIDED that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 180 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased except in connection with the purchase of additions and accessions thereto and except in respect of commitment or facility fees or other similar fees and other similar obligations in respect of the incurrence of such Indebtedness, and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 90% of the purchase price to such Person of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions, replacements, modifications and accessions thereto and any proceeds and products therefrom.

                              FAIR MARKET VALUE means, with respect to any asset or property, the sale value that would be reasonably expected to be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

LIMITATIONS ON RESTRICTED     The Company will not, and will not permit any
PAYMENTS                      Restricted Subsidiary to, (i) declare or pay any
                              dividends on, or make any distribution on account of the Company's or any of its Restricted Subsidiaries' Capital Stock
                              (other than dividends or distributions solely in Qualified Capital Stock or options, warrants or other rights to acquire Qualified Capital Stock);
                              (ii) purchase, redeem or otherwise acquire or retire for value any of the Company's Capital
                              Stock; (iii) make any principal payment on, or purchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment or maturity, any Subordinated
                              Indebtedness; or (iv) make any Investment in any Person unless, and after giving effect thereto:

                              (a) no Default of Event of Default shall have occurred; and

                              (b) after such Restricted Payment, the Company could incur at least $1.00 of additional indebtedness under the test given in "Limitation on Indebtedness;"

                              (c) on a pro forma basis, the aggregate amount of all Restricted Payments shall not exceed (in each case without duplication) the sum of:

                                    (i) the Cumulative Consolidated Operating
                                    Cash Flow LESS a minority equity interest in such Consolidated Operating Cash Flow in the event a minority interest has not already been deducted from Consolidated Operating Cash Flow, LESS 150% of the Cumulative Consolidated Interest Expense; PLUS

                                    (ii) the Net Cash Proceeds received upon the sale of Qualified Capital Stock or any options, warrants or rights to purchase such Qualified Capital Stock from the Company to the extent not utilized to incur Indebtedness under paragraph (c) of "Limitations on Indebtedness" above; PLUS

                                    (iii) the Net Cash Proceeds upon the
                                    exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company; PLUS

                                    (iv) Net Cash Proceeds received from the conversion or exchange of debt securities or Redeemable Capital Stock into Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the issue date the Net Cash Proceeds from their original issuance; PLUS

                                    (v) In the case of the disposition or
                                    repayment of any Investment constituting a Restricted Payment, an amount equal to the lesser of (x) the cash return of capital resulting from sale proceeds, dividends, distributions, interest payments, return of capital or principal, management fees or other transfers of assets to the Company or any Restricted Subsidiary or (y) the initial amount of such Investment; LESS

                                    (vi) amounts paid or payments made pursuant to any of clauses (2), (3), (5) and (6) below.

                              So long as no Default of Event of Default has occurred and is continuing or would be caused thereby, the foregoing provisions will not prohibit:

                              (1) The payment of any dividend within 60 days after the date of declaration, if at said date of declaration such dividend would have complied with
                              (c) above;

                              (2) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Qualified Capital Stock of the Company in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of Qualified Capital Stock of the Company;

                              (3) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness in exchange for, or out of the Net Cash Proceeds of a substantially concurrent sale of Permitted Refinancing Indebtedness;

                              (4) the payment of any dividend or other distribution by a Restricted Subsidiary to holders of its Equity Interests on a pro rata basis;

                              (5) the repurchase, redemption or other
                              acquisition or retirement for value of any Qualified Capital Stock of the Company or any of its Restricted Subsidiaries held by a member of the Company's or such Restricted Subsidiary's management, provided that the aggregate amount of such repurchases in any calendar year shall not exceed $1 million in any twelve-month period, plus the aggregate cash proceeds provided to the Company during such period from any reissuance of Qualified Capital Stock to management;

                              (6) Investments in any Person engaged, or to be engaged, principally in a Related Business on the date of such investments; and

                              (7) Investments by Restricted Subsidiaries which are lessees or buyers of Telecommunications Assets under Telecommunications Assets Agreements in transactions in which the monetary consideration for such Telecommunications Assets is paid immediately or is payable over time, PROVIDED that such Investments shall be made as a sublease or installment sale of the Telecommunications Assets subject to the Telecommunications Asset Agreement to which such Restricted Subsidiary is party as lessee or buyer.

                              (8) Permitted Payments.

                              PERMITTED PAYMENTS will include:

                              (a) Payments made under any tax sharing agreement between or among the Company and its Restricted Subsidiaries;

                              (b) The payment of dividends on the Company's Convertible Preferred Stock in an aggregate amount not to exceed $15.1 million in any calendar year; and

                              (c) payments to Metromedia Company and any of its Affiliates for reasonable legal, tax, accounting, financial advisory and other management services in the ordinary course of business, subject to approval by disinterested members of the board of directors of the Company.

                              QUALIFIED CAPITAL STOCK means any and all Capital Stock of a Person other than Disqualified Capital Stock.

                              CAPITAL STOCK means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interest of such Person.

                              STATED MATURITY means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case my be, is due and payable.

                              CONSOLIDATED INTEREST EXPENSE will mean, without duplication, for any period, the sum of (a) the interest expense of such person and its subsidiaries for such period, on a consolidated basis in accordance with GAAP, including without limitation, (i) amortization of debt discount,
                              (ii) the net costs associated with Interest Rate Agreements and Currency Hedging Agreements, (iii) the interest portion of any deferred payment obligation, and (iv) accrued interest, plus (b) the interest component of capital lease obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its consolidated Subsidiaries, plus (c) the aggregate amount for such period of cash dividends paid on any Redeemable Capital Stock or Preferred Stock of the Company and its consolidated Subsidiaries, in each case on a consolidated basis in accordance with GAAP.

                              CUMULATIVE CONSOLIDATED OPERATING CASH FLOW and CUMULATIVE CONSOLIDATED INTEREST EXPENSE will mean, on any date of determination, the cumulative Consolidated Operating Cash Flow and Consolidated Interest Expense, as the case may be, realized during the period commencing on the issue date of the Notes and ending on the last day of the most recent fiscal quarter immediately preceding the date of determination for which consolidated financial information is available.

                              TELECOMMUNICATIONS ASSETS means, with respect to any Person, assets (including, without limitation, rights of way, trademarks and licenses and licenses to use copyrighted material), that are utilized by such Person, directly or indirectly, in a Telecommunications Business. Telecommunications Assets shall also include stock, joint venture or partnership interest in another Person, provided that substantially all of the assets of such other Person consist of Telecommunications Assets. The determination of what constitutes Telecommunications Assets shall be made by the Board of Directors of the Company.

                              TELECOMMUNICATIONS ASSET AGREEMENT means a lease or installment sale agreement where title is transferred to the buyer pursuant to which a Leasing Company leases or sells, in a transaction in which the monetary consideration therefor is paid immediately or is payable over time, Telecommunications Assets that consist of equipment and rights acquired in connection with the lease or sale thereof (including, without limitation, software licenses) to a Restricted Subsidiary or Qualified Joint Venture in the Russian Federation and Kazakhstan, which lease or installment sale agreement will be Collateral, provided that if the lessor or seller does not retain title to such Telecommunications Assets until payment of the full amount of the lease payments or purchase price due from the lessee or purchaser, such Telecommunications Assets are subject to all necessary pledges, assignments, mortgages, trusts, liens or other security interests which are valid and perfected so as to create a first priority interest under Russian or Kazakh law, as applicable.

                              TELECOMMUNICATIONS BUSINESS means the business of
                              (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities,
                              (ii) creating, developing or marketing
                              communications related network equipment, software and other devices for use in (i) above or (iii) evaluating, participating or pursuing any other activity or opportunity that is related to those specified in (i) or (ii) above and includes, without limitation, any business which the PLD and its direct and indirect Subsidiaries are currently engaged.

                              LEASING COMPANY means a special purpose Cypriot corporation which is a wholly-owned Subsidiary organized for the limited purpose of acquiring Telecommunications Assets and leasing such Telecommunications Assets to direct or indirect Subsidiaries of PLD pursuant to Telecommunications Asset Leases and/or making investments in a Telecommunications Company primarily engaged or proposing to engage in the Telecommunications Business in the Russian Federation or Kazakhstan.

                              QUALIFIED JOINT VENTURE means a Joint Venture in which PLD owns directly or indirectly Voting Stock thereof and any future Joint Venture in which PLD owns 20% or more of the Voting Stock thereof.

                              JOINT VENTURE means a Telecommunications Company of which less than 50 percent of the Voting Stock is held by PLD, provided that the Telecommunications Business of such Person is principally conducted in the Russian Federation and/or Kazakhstan.

                              TELECOMMUNICATIONS COMPANY means any Person substantially all of the assets of which consist of Telecommunications Assets.

                              VOTING STOCK means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

TRANSACTIONS WITH AFFILIATES  The Company will not permit, and will not permit any of its Restricted Subsidiaries to, engage in an Affiliate Transaction unless (a) such Affiliate Transaction is on terms that are not materially less favorable, in the aggregate, to the Company or such Restricted Subsidiary, as applicable, than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary, as applicable, on an arms length basis with a Person that is not an Affiliate; and (b) the Company delivers to the
                              Trustee:

                                    (i) for transactions >$5 million, a
                                    resolution of the Board of Directors
                                    certifying that the transaction complies with (a) above and has been approved by a majority of the disinterested members of the Board of Directors; and

                                    (ii) for transactions >$10 million, an
                                    opinion as to the fairness of the
                                    transaction issued by an investment banking firm.

                              PROVIDED, however that this covenant does not apply to:

                                    (i) compensation or employee benefit
                                    arrangements in the ordinary course of
                                    business;

                                    (ii) any transaction solely between or among the Company and/or any Restricted Subsidiary;

                                    (iii) transactions with any Persons engaged in a Related Business that is an Affiliate solely because the Company has a direct or indirect equity interest in such Person;

                              (iv) payment of reasonable and customary fees to directors who are not employees of the Company;

                              (v) sales of equity interests of the Company
                              (other than Disqualified Capital Stock) to
                              Affiliates of the Company;

                              (vi) any transaction permitted under the covenant "Limitation on Restricted Payments;"

                              (vii) advances to employees in the ordinary course of business in an aggregate amount not to exceed $2.0 million;

                              (viii) any transaction with an officer or director in the ordinary course of business not involving more than $100,000 in any one case and in an aggregate amount not to exceed $2.0 million; and

                              (ix) Affiliate Transactions (and replacements thereof) in effect or approved by the Board of Directors at the time of the Issue Date.

CREATION OF ADDITIONAL        The Company agrees that (i) from May 18, 1999
PLD ASSETS                    through the second anniversary of the Issue Date,
                              at least $15.0 million of additional PLD Assets that would be classified as "property and equipment" on PLD's consolidated balance sheet will be acquired by one of the PLD Companies (such assets referred to as the "Additional PLD Assets") and (ii) to the extent it acquires Pivotel Assets or properties prior to such date, without using
                              Purchase Money Obligations, it shall cause such assets to become Additional PLD Assets.

                              PIVOTEL ASSETS means the Pivotel
                              telecommunications switches and nodes located in New York and London, transatlantic cables, European cables, upgraded switches in St. Petersburg and Moscow and related telecommunications equipment.

LIMITATION ON LIENS           The Company will not, and will not permit any
                              Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist or affirm any Lien of any kind upon any property or assets of the Company or any Restricted Subsidiary unless the Notes are directly secured equally and ratably with the obligation or liability secured by such Lien except for any Permitted Liens.

                              PERMITTED LIENS will include:

                              (a) Any Lien existing on the date of the Indenture;

                              (b) Any Lien arising in connection with court judgements, taxes, workmen's compensation, zoning restrictions, easements and rights of way that do not materially impair operation of the business, performance bids, contracts, leases, statutory obligations, surety and appeal bonds, letters of credit and other obligations incurred in the ordinary course of business;

                              (c) any lien securing obligations in connection with Indebtedness permitted under that Section of the Indenture described in clauses (b), (d), (e),
                              (g) and (h) (to the extent the Indebtedness to which the Permitted Refinancing Indebtedness relates was secured) of the first paragraph of "Limitations on Indebtedness" above; and

                              (d) any PLD Company Permitted Liens.

LIMITATIONS ON LIENS OF PLD   In addition to the foregoing, none of the PLD
ASSETS                        Companies will directly or indirectly create,
                              incur, assume or suffer to incur or affirm any Lien of any kind upon any PLD Asset, unless the Notes are directly secured equally and ratably with the obligation or liability secured by such Lien except for any PLD Company Permitted Liens.

                              PLD COMPANY PERMITTED LIENS will include:

                              (a) any Lien existing on the date of the Indenture;

                              (b) any Lien arising in connection with court judgments, taxes, workmen's compensation, zoning restrictions, easements and rights of way that do not materially impair operation of the business, performance bids, contracts, leases, statutory allegations, surety and appeal bonds, letters of credit and other obligations incurred in the ordinary course of business; and

                              (c) any Lien securing obligations in connection with Indebtedness permitted under that section of the Indenture described in clauses (b), (c), (d),
                              (f) and (g) (to the extent the Indebtedness to which the Permitted Refinancing Indebtedness relates was secured) of "Limitations on PLD Indebtedness" above.

LIMITATION ON ASSET           The Company and its Restricted Subsidiaries will
SALES                         not engage in an Asset Sale unless: (a) the
                              Company receives consideration equal to the Fair
                              Market Value of the assets sold, and (b) at least
                              80% of the consideration received is cash paid at closing of such transaction, marketable securities or comparable consideration, provided that the amount of any liabilities of the Company or any Restricted Subsidiary as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto that are assumed by the transferee of any such assets shall be deemed to be cash for the purpose of this paragraph. To the extent that the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, such securities or other noncash proceeds will not be treated as Net Proceeds of an Asset Sale unless and until the Company receives cash or Cash Equivalents from a sale, repayment, exchange or other return of capital on, such securities or other noncash property and then only to the extent of the cash received.

                              In the event of an Asset Sale involving PLD Assets (other than Telecommunications Assets subject to a Telecommunications Asset Agreement), the Company will, after applying the net proceeds therefrom to repay and permanently reduce other Existing Indebtedness that by its terms requires such repayment from such Asset Sale, be required to use 50% of the net proceeds of such Asset Sale to make an offer to purchase Notes at 100% of their accreted value, provided, however, that the Company will not be required to make an offer to purchase the Notes under this provision in an amount less than $10 million; provided, further, that to the extent that 50% of the net proceeds of an Asset Sale of PLD Assets do not exceed $10 million, such amount shall constitute Excess Proceeds and once such Excess Proceeds exceed $10 million, the Company will be required to use such Excess Proceeds to make an offer to purchase the Notes at 100% of their accreted value.

                              The Company or a Restricted Subsidiary will be permitted to apply the net proceeds from an Asset Sale or the remaining proceeds from an Asset Sale of PLD Assets following the offer to purchase described above to (a) repay the Notes, any Existing Indebtedness (or any Permitted Refinancing Indebtedness thereof) or any PARI PASSU Indebtedness if required by the terms thereof or (b) reinvest in Assets of a Related Business, provided that (i) in the case of PLD Assets, the net proceeds remaining after the offer to purchase described above, if any, must be applied within 365 days of such Asset Sale and
                              (ii) in the case of an Asset Sale of any assets other than PLD Assets, the net proceeds must be applied within 2 years of such Asset Sale. To the extent that the net proceeds from an Asset Sale are not so applied within such periods, the remaining net proceeds will constitute Excess Proceeds. Once Excess Proceeds exceed $10 million, the Company will be required to use such Excess Proceeds to make an offer to purchase the Notes at 100% of their accreted value.

                              ASSET SALE will mean any sale, issuance, conveyance, transfer, lease or other disposition, directly or indirectly, in one or a series of transactions, of (i) any Capital Stock of any Subsidiary, (ii) all or substantially all of the properties and assets of any division or line of business of the Company or its Subsidiaries, or
                              (iii) any other properties and assets of the Company or any Subsidiary other than in the ordinary course of business, provided, however, that the term "Asset Sale" shall not include any sale or transfer of properties and assets (A) that is by the Company to any Restricted Subsidiary or by any Restricted Subsidiary to the Company or any other Restricted Subsidiary, (B) that is of obsolete equipment in the ordinary course of business, (C) the Fair Market Value of which in the aggregate does not exceed $10 million in any transaction or series of related transactions, (D) that is permitted under the "Limitations on Restricted Payments" covenant above, (E) which constitutes the granting of any Permitted Lien or (F) that is transferred in exchange for Related Assets.

LIMITATION ON SALE AND        The Company will not, and will not permit any
LEASEBACK TRANSACTIONS        Restricted Subsidiary to, directly or indirectly,
                              enter into any Sale-Leaseback Transaction with respect to any property or assets unless:

                              (a) The consideration received at the time of the Sale-Leaseback Transaction is at least equal to the Fair Market Value of the property or asset;

                              (b) the sale or transfer of such property or assets to be leased is treated as an Asset Sale and complies with the "Limitation on Sale of Assets" covenant;

                              (c) the Company or such Restricted Subsidiary would be entitled under the "Limitation on Indebtedness" covenant to incur any Indebtedness.

                              The foregoing restriction does not apply to any Sale-Leaseback Transaction if:

                              (i) the lease is for a period, including renewal rights, not in excess of three years;

                              (ii) the transaction is solely between the Company and any Restricted Subsidiary or any Restricted Subsidiary and any other Restricted Subsidiary; and

                              (iii) the transaction is consummated within 180 days of the acquisition by the Company or its Subsidiary of the property or entered into within 180 days after the purchase or substantial completion of the construction of such property or assets or 270 days in the event that the only condition delaying such consummation is the receipt of applicable regulatory approvals.

DIVIDEND AND OTHER PAYMENT    The Company will not, and will not permit any of
RESTRICTIONS AFFECTING        its Restricted Subsidiaries to, create or cause or
SUBSIDIARIES                  suffer to exist or become effective any
                              encumbrance or restriction on the ability of any Subsidiary to (a) pay dividends or make any other distribution to the Company or any of its Restricted Subsidiaries (i) on its capital stock or (ii) with respect to any other interests or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any of its Restricted Subsidiaries (c) sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions under:

                              (i) Existing Indebtedness;

                              (ii) Applicable law;

                              (iii) agreements in effect at the time of the acquisition of any Person by the Company or any of its Restricted Subsidiaries, which agreements are not entered into in connection with, as a result of, or in anticipation of, such acquisition;

                              (iv) encumbrances or restrictions imposed pursuant to contracts in connection with Permitted Liens;

                              (v) any encumbrances or restrictions imposed pursuant to contracts for the sale of assets;

                              (vi) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses, provided that such provisions are no less favorable to the Company.

LIMITATIONS ON MERGER,        The Company may not consolidate or merge with or
CONSOLIDATION OR SALE OF      into or sell, assign, transfer, lease, convey or
ASSETS                        otherwise dispose of all or substantially all of
                              its assets unless:

                              (a) the Company is the surviving corporation, or the entity surviving such consolidation or merger is a corporation existing under the laws of the United States or a state thereof;

                              (b) the surviving entity expressly assumes all the obligations of the Company pursuant to a supplemental indenture;

                              (c) except for a transaction with a Wholly Owned Subsidiary, the entity formed by such transaction could incur at least $1.00 of additional Indebtedness under the covenant "Limitation on Indebtedness" described above;

                              (d) the Company shall have delivered to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the Indenture; and

                              (e) before and after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.